UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 11, 2008

SYS
(Exact Name of Registrant as Specified in Charter)

California	000-04169	95-2467354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code		858-715-5500

(None)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 11, 2008, SYS issued a press release announcing preliminary financial results for the quarter ending December 28, 2007.  A copy of the press release is attached hereto as exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated February 11, 2008, of SYS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS (Registrant)
Date: February 11, 2008	By: /s/ Michael W. Fink Michael W. Fink, Secretary

EXHIBIT 99.1
NEWS ANNOUNCEMENT

SYS Contact: Edward M. Lake Chief Financial Officer 858-715-5500 Email: elake@systechnologies.com

SYS TECHNOLOGIES REPORTS FISCAL 2008 SECOND QUARTER AND SIX MONTHS RESULTS
--Second Quarter Revenues of $18.1 Million in Line with Guidance --

SAN DIEGO, CA – February 11, 2008 – SYS Technologies (SYS), (AMEX: SYS), a leading provider of information connectivity solutions that enable real-time, complex decision-making, today reported results for the second quarter and six months ended December 28, 2007.

Cliff Cooke, chief executive officer of SYS Technologies, said, “Our revenues of $18.1 million for the second quarter tracked to our guidance range of $17.0 million to $19.0 million. As reported previously, we anticipated that in the near-term the combined services, software license and product revenue would be less than the first quarter; nevertheless, we expected to and have maintained profitability.

Second quarter 2008 revenues were $18.1 million, down $1.1 million from the prior year second quarter. The decrease in revenues was attributable to an increase of $0.2 million from acquisition revenues offset by net decreases of $1.3 million, of which, $0.9 million was from services and $0.4 million was from products.  The decrease in services was attributable to decreases in IT support programs. Growth in learning and performance training solutions and public safety solutions partially offset the other reductions.

Gross margin was 25.4 percent in the quarter as compared to 23.7 percent in the prior year, as a result of  higher overall margins on our services business due to growth in our time and material contracts.  Operating expenses were $4.5 million, or 24.8 percent of revenues, in the current year quarter, as compared to $4.8 million, or 24.9 percent of revenues, in the prior year. Importantly, on a sequential quarter basis, operating expenses for the first and second quarters of this fiscal year have each been reduced by $1.1 million or 19 percent compared to the fourth quarter of 2007.

Cooke stated that, “Our core DoD service based revenues were down in the second quarter as a result of uncertainties concerning the DoD budget while we operated under a continuing resolution which resulted in delayed funding for certain contracts, This combined with the fact that we typically generate less revenue in the second fiscal quarter in our services business due to vacations and holidays that reduce billable hours impacted our revenues for the quarter. However, since we have been implementing sustainable overall cost reductions we were able to maintain profitability.”

Management has included information about non-GAAP net income because management believes it provides a more meaningful measure of quarter-over-quarter and year-over-year financial performance.  A reconciliation of generally accepted accounting principles (GAAP) results to non-GAAP net income results follows in this press release. Non-GAAP net income and non-GAAP net income per share are non-GAAP measures and exclude amortization of intangibles from acquisitions, non-cash share-based compensation charges and asset impairment charges, if any, all net of their related tax effect. For further information, please refer to the section of the press release titled, “Note Regarding Use of Non-GAAP Financial Measures.”

Second quarter 2008 net income was $45,000, or $0.00 per diluted share, compared to a net loss of $342,000, or $0.02 per share, in the prior year’s second quarter.  For the second quarter of 2008, the company reported non-GAAP net income of $236,000 or $0.01 per diluted share, compared to net income of $29,000 or $0.00 per share in the prior year’s second quarter.

At December 28, 2007, the company had a cash balance of $2.2 million, working capital of $10.7 million and an available credit facility balance of $2.4 million.

Cooke added, “We anticipate that for the third quarter, our top line revenues will increase to a range of $19.0 million to $20.0 million with increases in all our business areas. Recent contract awards which began generating revenue in January will help drive our services revenues and we also anticipate that our mix of products based revenues, particularly in our network management solutions products business to grow from the second quarter. This revenue growth, together with cost reductions already implemented put us in a strong position for the third quarter.”

For the six months ended December 28, 2007, revenues were $38.6 million, up $3.2 million from the prior year six-month period, reflecting contributions from an acquisition, engineering and program management services and products which were slightly offset by a decrease in certain of the company’s net-centric engineering services programs.  The six-month to date GAAP net income was $572,000, or $0.03 per share, compared to GAAP net loss of $457,000, or $0.03 per diluted share, in the prior year’s six-month period. For the six month period, the company reported non-GAAP net income of $949,000, or $0.05 per diluted share, compared to non-GAAP net income of $25,000 or $0.00 per diluted share, in the prior year’s six-month period.

Outlook for Fiscal Year 2008

The business continues to be dependent upon awards from large government agencies and corporations, and as such, the revenue stream may be unpredictable. For the fiscal 2008 third quarter, management expects revenue to be in the range of $19.0 million to $20.0 million and the company to be profitable.  For fiscal year 2008, management expects revenue to be in the range of $78.0 million to $80.0 million. The company expects to be profitable throughout the year; however, management anticipates the level of profitability will fluctuate based on the timing and composition of revenues.

Fiscal 2008 Second Quarter Conference Call

SYS management will host a conference call on Monday, February 11, 2008 at 11:00 a.m. ET (8:00 a.m. PT) to discuss its financial results for the recent quarter and to answer questions. Participating in the call will be Cliff Cooke, chief executive officer, and Ed Lake, chief financial officer.

To participate in the live call, please dial (888) 396-2384 from the US or, for international callers, please dial (617) 847-8711 passcode #22569740 approximately 15 minutes before the start time.  A telephone replay will be available for one week by dialing (888) 286-8010 from the US, or (617) 801-6888 for international callers, and entering passcode #90766477.  To listen to the conference call live via the Internet, visit the SYS web site at www.systechnologies.com. Please go to the web site 15 minutes prior to its start to register, download, and install the necessary audio software.

About SYS Technologies

SYS (AMEX: SYS), is a leading provider of information connectivity solutions that capture, analyze and present real-time information to our customers in the Department of Defense, Department of Homeland Security, other government agencies and to commercial companies. Using interoperable communications software, sensors, digital video broadcast and surveillance technologies, wireless networks, network management, decision-support tools and Net-centric technologies, our technical experts enhance complex decision-making. We also provide solution lifecycle support with program, financial, test and logistical services and training. Founded in 1966, SYS is headquartered in San Diego and has principal offices in California and Virginia. For additional information, visit www.systechnologies.com.

Notice Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP net income (loss) and non-GAAP net income (loss) per share, are non-GAAP financial measures. SYS believes this information is useful to investors because it provides a basis for measuring SYS’s available capital resources, the operating performance of SYS’ business and SYS’ cash flow, excluding the effects of non-cash charges for amortization of intangibles from acquisitions, non-cash share-based compensation charges and asset impairment charges, if any, all net of their related tax effects, that would normally be included in the most directly comparable measures calculated and presented in accordance with GAAP. SYS’ management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating SYS’ operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-financial measures as reported by SYS may not be comparable to similarly titled amounts reported by other companies. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement tables that accompany this press release

Notice Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release regarding the Company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although SYS believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including, but not limited to, the state of economy, competition, unanticipated business opportunities, availability of financing, market acceptance, government regulation, dependence on key personnel, limited public markets and liquidity, shares eligible for future sale, continuation and renewal of contracts and other risks that may apply to the Company, including risks that are disclosed in the Company’s Securities and Exchange Commission filings.

- Tables Follow -

]

SYS AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 28,	December 29,	December 28,	December 29,
	2007	2006	2007	2006

Revenues	$18,121	$19,216	$38,631	$35,459

Operating costs and expenses:
Costs of revenue	13,517	14,655	28,417	27,185
Selling, general and administrative	3,373	3,666	6,750	6,720
Research, engineering and development	1,126	1,110	2,214	1,991
Total operating costs and expenses	18,016	19,431	37,381	35,896

Income (loss) from operations	105	(215)	1,250	(437)

Other (income) expense:
Other income	(35)	(24)	(74)	(61)
Interest expense	72	186	200	383
Total other expense	37	162	126	322

Income (loss) before income taxes	68	(377)	1,124	(759)

Income tax provision (benefit)	23	(35)	552	(302)

Net income (loss)	$45	$(342)	$572	$(457)

Net income (loss) per share:
Basic	$0.00	$(0.02)	$0.03	$(0.03)
Diluted	$0.00	$(0.02)	$0.03	$(0.03)

Weighted average shares:
Basic	19,483	17,521	19,401	16,463
Diluted	19,569	17,521	19,504	16,463

]

SYS TECHNOLOGIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO
NON-GAAP NET INCOME
(In thousands except per share data)

	Three Months Ended		Six Months Ended
	December 28,	December 29,	December 28,	December 29,
	2007	2006	2007	2006

GAAP net income (loss)	$45	$(342)	$572	$(457)

Amortization of intangibles	254	320	510	573
Share-based compensation expense	113	113	230	227
Tax effect	(176)	(62)	(363)	(318)
Non-GAAP net income (loss)	$236	$29	$949	$25

Basic Non-GAAP income (loss) per share	$0.01	$0.00	$0.05	$0.00
Diluted Non-GAAP income (loss) per share	$0.01	$0.00	$0.05	$0.00

Shares used in the calculation of basic Non-GAAP EPS	19,483	17,521	19,401	16,463
Shares used in the calculation of diluted Non-GAAP EPS	19,569	17,521	19,504	16,463

]

SYS AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (amounts in thousands, except par value amounts)
	December 28, 2007	June 30, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$2,188	$2,770
Accounts receivable, net	18,574	16,321
Inventories, net	484	599
Prepaid expenses	456	603
Deferred taxes	748	275
Total current assets	22,450	20,568

Furniture, equipment and leasehold improvements, net	1,997	1,951
Intangible assets, net	5,601	6,111
Goodwill	23,107	23,477
Other assets	227	276
Total assets	$53,382	$52,383

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$1,062	$--
Accounts payable	4,261	5,270
Accrued payroll and related expenses	3,231	3,887
Income taxes payable	757	194
Other accrued liabilities	1,153	1,474
Current portion of note payable	125	--
Deferred revenue	1,207	1,552
Total current liabilities	11,796	12,377

Convertible notes payable, net of current portion, related party	975	975
Convertible notes payable, net of current portion	2,150	2,150
Note payable, net of current portion	375	500
Other long-term liabilities	56	69
Deferred revenue, net of current portion	330	210
Deferred taxes	1,023	1,023
Total liabilities	16,705	17,304

Commitments and Contingencies

Stockholders' Equity:
4% convertible preferred stock, $.50 par value; 250 shares
authorized; none issued or outstanding	--	--
9% preference stock, $1.00 par value; 2,000 shares
authorized; none issued or outstanding	--	--
Common stock, no par value; 48,000 shares authorized;
and 19,425 and 19,232 shares issued and outstanding
as of September 28, 2007 and June 30, 2007, respectively	36,929	35,903
Accumulated deficit	(252)	(824)
Total stockholders’ equity	36,677	35,079

Total liabilities and stockholders’ equity	$53,382	$52,383

]